Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Equity Incentive Plan of RADCOM Ltd. of our reports dated March 30, 2023, with respect to the consolidated financial statements of RADCOM Ltd. and the effectiveness of internal control over financial reporting of RADCOM Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 30, 2023	A Member of EY Global